Buckingham Research Conference Call December 2002 Dr. Robb Fraley Executive Vice President & Chief Technology Officer

Certain statements contained in this presentation, such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, currency impact, business and financial plans and other non-historical facts are "forward-looking statements." These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward- looking statements. Factors that could cause or contribute to such differences include, among others: fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company's Roundup herbicide; the accuracy of the company's estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company's research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company's ability to continue to manage its costs; the company's ability to successfully market new and existing products in new and existing domestic and international markets; the company's ability to obtain payment for the products that it sells; the company's ability to achieve and maintain protection for its intellectual property; the effects of the company's accounting policies and changes in generally accepted accounting principles; the company's exposure to lawsuits and other liabilities and contingencies, including those related to intellectual property, product liability, regulatory compliance (including seed quality), environmental contamination and antitrust; the company's ability to fund its short-term financing needs; general economic and business conditions; and other risks and factors detailed in the company's filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this presentation. The company disclaims any current intention to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise. Forward-Looking Statements

Corn and Soybean Seed Share Corn Branded Licensed Monsanto is a leader in germplasm development Monsanto Pioneer Syngenta Dow Advanta KWS Limagrain 27% 13% 7% 4% 4% 1% 3% 3% 4% 37% Corn 28% Soy

2002 is another great year for Ag biotechnology Source : ISAAA, USDA, and Monsanto Estimate The number of countries planting biotech crops reached 16 2002 acreage grew approximately10% Continued growth expected in 2003 Biotech acreage share GLOBAL U.S. Soybean 45% 84% Cotton 20% 81% Canola 12% 80% Corn 9% 40% Biotechnology Benefits 0 20 40 60 80 100 120 140 1997 1998 1999 2000 2001 2002 Other crops Canola Cotton Corn Soybean Planted Biotech Acres 1996 160

Farmers are very satisfied with the performance of biotech traits Source: Marketing Horizons Trait Satisfaction Studies Roundup Ready Soybeans Roundup Ready Corn YieldGard Corn borer Roundup Ready Cotton Bollgard/ Roundup Ready Cotton Percent of Growers Satisfied 1998 - 2002 96% 93% 93% 95% 93% 0% 20% 40% 60% 80% 100% 95% 97% 96% 97% 92% 96% 97% 86% 83% 93% 96% 81% 92% 91% 95% 67% 80% 85% 89% '98 '99 '00 '01 '02 '98 '99 '00 '01 '02 '98 '99 '00 '01 '02 '98 '99 '00 '01 '02 '99 '00 '01 '02

Trait stacking increases profitability for growers and seed companies

Example: Corn With Stacked Traits



Grower Price at U.S Retail (Indexed)
200
100
Base
Base Seed
Bt
YieldGard Corn Borer
RR
Roundup Ready
CRW
YieldGard Rootworm

- Bt and RR have increased germplasm value 20%-50%
- Stacking Bt, RR, and CRW could double the value of base seed
- Stacking increases profit opportunities with little increase in variable COGS
- Stacking simplifies inventory management and facilitates quality control

6

Science based regulatory systems continue to advance Granting Production & Import Approvals Granting Import Approvals Conducting Pre-Commercial Field Trials Commercialization Delayed Biotechnology

Stream of next generation new products press forward

(Market pull validates commercial targets and technical screens)

Commercial Targets



Yield
Quality
Pest
Stress

Technical Screens

Yield
- Photosynthesis
- Seed development
- Plant structure
- Nutrient utilization

Pest
- Disease resistance
- Insect resistance

Quality
- Carbohydrates
- Lipids
- Protein

Stress
- Heat tolerance
- Cold tolerance
- Drought tolerance



Control
+ Gene B

Photosynthesis
(Improved Carbon Fixation)



Control
+ Gene H

Crop Development
(Improved Leaf Canopy)



Control
+ Gene C

Environmental Stress
(Drought Stress)

8

Benefits Superior insect control Safer to environment Reduces input costs Increases yield Control YieldGard Rootworm Future Applications Crop Production: YieldGard Rootworm Corn 35 Academic Trials Summary 2001 & 2002

Benefits Insect resistance management Increased control of target pests Reduced insecticide application Crop Production: Bollgard II Cotton Source: USDA 0 2 4 6 8 10 12 14 16 Bollgard Bollgard II Beet Armyworm Soybean Looper Fall Armyworm Mean # insects USDA Bollgard II Trials Demonstrate Better Control Control Bollgard Cotton Boll Damage Cotton Boll Protected Fewer Insects Future Applications

Benefits Lower cost of feed ration Improved amino acid balance Increased total protein & energy $15-32 added value / metric ton Grow market for corn Animal Production: High Energy Feed Corn 2000 Line 1 Line 2 Control Line 1 Line 2 Control Increased Amino Acid Lysine in Corn Seed 0 500 1000 1500 Lysine in grain (ppm) Background A Background A Background B Background B Biotechnology Benefits Poultry and Swine Feed Ration

Crop Production: Drought Stress Control + Gene C Confirm Activity Translates in Crop Drought Stress Arabidopsis Drought Stressed Rice Identify Genes & Test in Model System + Gene E Control + Gene D Control The primary limiting factor for crops reaching their genetic potential is environmental stress Benefit: Improved water conservation Reduced demand for scarce natural resources Fewer crop losses from drought Higher yields on all acres through improved water utilization Expand crop acres in dryland geographies

Current Agricultural Benefits First generation products demonstrate improved agronomic productivity, significant pesticide reduction and environmental benefits Hardier Crops More Food Less Pesticide Biotech Benefit Many new product in the pipeline enhance human nutrition for consumers and create new markets for growers and food manufacturers Process Quality Taste & Freshness Improved Nutrition Biotechnology delivers benefits to farmers, supply chain and consumers...

Monsanto Technology Transforming Agriculture Expand core Roundup, Trait, Seed business Pipeline Growth Roundup Ready Corn Corn Rootworm Bollgard II Short Term Plus... Accelerate seed growth Yield Pipeline Growth Roundup Ready Wheat Advance Genomic Leads Medium Term Plus... Pipeline growth Yield traits Quality traits Input traits 2nd generation Drive downstream alliances for food, feed and other Long Term "Best in Class" R&D platforms Differentiated on genomics, biotech and breeding Assembled strong seed platforms as vehicle for biotech traits Launched industry shaping new products Delivered Steady Growth Through Continuous Innovation